UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   February 22, 2018

Wize Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5b Hanagar Street, Hod Hasharon, Israel	4527708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 72-260-0536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 22, 2018, the Board of Directors (the “Board”) of Wize Pharma, Inc. (the “Company”) approved the adoption of the 2018 Stock Incentive Plan (the “2018 Plan”), including an Israeli annex to comply with Israeli law, in particular the provisions of section 102 of the Israeli Income Tax Ordinance. Under the 2018 Plan, the Company may grant its employees, directors, consultants and/or contractors stock options, shares of common stock, $.001 par value per share (“Common Stock”), restricted stock and restricted stock units of the Company. The Board is currently serving as the administrator of the 2018 Plan, although the 2018 Plan allows for the administrator to be a committee of the Board appointed by the Board for the purpose of the administration of the 2018 Plan. Each stock option granted is exercisable, unless otherwise determined by the administrator, in twelve equal installments over the three year period from the date of grant. Unless otherwise determined by the administrator, the term of each award will be seven years. The exercise price per share subject to each option will be determined by the administrator, subject to applicable laws and to guidelines adopted by the Board from time to time. In the event the exercise price is not determined by the administrator, the exercise price of an option will be equal to the closing stock price of the Common Stock on the last trading day prior to the date of grant. Upon the adoption of the 2018 Plan, the Board reserved for issuance 10,441,251 shares of Common Stock.

The 2018 Plan is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the 2018 Plan.

Item 8.01	Other Events

On February 28, 2018, the Company issued a press release announcing that it has received notices from existing stockholders and lenders to exercise investment rights and warrants to purchase an aggregate of 18,927,781 shares of Common Stock. The Company expects to receive the aggregate exercise price of approximately $1.14 million and issue the underlying shares of Common Stock in the coming weeks. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	2018 Stock Incentive Plan
99.1	Press Release dated February 28, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wize Pharma, Inc.

Date: February 28, 2018	By:	/s/ Or Eisenberg
	Name:	Or Eisenberg
	Title:	Acting Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary

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